Exhibit 99.1

BioSig Regains Compliance with Nasdaq’s Minimum Bid Price Requirement

Los Angeles, CA, November 13, 2024 —BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or “Company”), a medical technology company delivering unprecedented accuracy and precision to intra-cardiac signal visualization, today announced that it has received notice from the Nasdaq Listing Qualifications staff (“Nasdaq”) informing the Company that it has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”).

To regain compliance with the Rule, the Company’s common stock was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days; on November 13, 2024, Nasdaq informed the Company it achieved compliance with this Rule. Therefore, Nasdaq considers the prior bid price deficiency matter now closed.

BioSig’s CEO, Anthony Amato stated, “We are thrilled with the outpour of support and enthusiasm for our Company’s relisting to the Nasdaq and for its continued success. We greatly appreciate the opportunities we have been given and we will continually make great efforts toward increasing shareholder value.”

About BioSig Technologies, Inc. (BSGM)

BioSig Technologies is a medical technology company focused on deciphering the body’s electrical signals, starting with heart rhythms. By leveraging a first of its kind software, we deliver unprecedented cardiac signal clarity, ending the reliance on ‘mixed signals’ and ‘reading between the lines.’ Our platform technology is addressing some of healthcare’s biggest challenges—saving time, saving costs, and saving lives.

The Company’s FDA 510(k) cleared PURE EP™ Platform, provides superior, real-time signal visualization allowing physicians to perform highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with BioSig’s ability to conduct its business and raise capital in the future when needed; BioSig’s inability to manufacture its products and product candidates on a commercial scale on its own, or in collaboration with third parties; difficulties in obtaining financing on commercially reasonable terms; changes in the size and nature of BioSig’s competition; loss of one or more key executives or scientists; and difficulties in securing regulatory approval to market BioSig’s products and product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause BioSig’s actual results to differ from those contained in forward-looking statements, see BioSig’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in BioSig’s Annual Report on Form 10-K, filed with the SEC on April 16, 2024. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Todd Adler

BioSig Technologies, Inc.

Investor Relations

12424 Wilshire Blvd Ste 745

Los Angeles, CA 90025

tadler@biosigtech.com

203-409-5444 ext. 104

Anthony Amato

Chief Executive Officer

aamato@biosigtech.com

203-409-5444 ext. 102